As filed with the Securities and Exchange Commission on July 11, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                               77-0408542
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                              425 BROADWAY STREET
                             REDWOOD CITY, CA 94063
                                 (415) 569-5000
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                        1996 INCENTIVE STOCK OPTION PLAN
                     1996 INCENTIVE STOCK OPTION PLAN NO. 2
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           1997 EQUITY INCENTIVE PLAN
                           (Full Title of the Plans)

                               KENNETH A. GOLDMAN
                            CHIEF FINANCIAL OFFICER
                              AT HOME CORPORATION
                              425 BROADWAY STREET
                             REDWOOD CITY, CA 94063
                                 (415) 569-5000
           (Name, Address and Telephone Number of Agent For Service)


                                   COPIES TO:

                            Jeffery L. Donovan, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                                                  CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

                                         AMOUNT         PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
                                          TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED             SHARE                     PRICE                     FEE
-------------------------------------------------------------------------------------------------------------------------

Series A Common Stock,                   985,264 (1)        $10.50 (2)             $10,345,272 (2)              $3,135
$.01 par value

Series A Common Stock,                 1,774,500 (3)        $ 2.27 (4)             $ 4,028,115                  $1,221
$.01 par value
---------------------------------------------------------------------------------------------------------------------------

(1) Shares available for grant as of July 10, 1997 under the 1997 Equity Incentive Plan and available for issuance under the 1997 Employee Stock Purchase Plan.

(2) Estimated as of July 10, 1997 pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of July 10, 1997 under the 1996 Incentive Stock Option Plan and 1996 Incentive Stock Option Plan No. 2.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                              AT HOME CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains consolidated audited financial statements of the Registrant for the period from March 28, 1995 (inception) through December 31, 1995 and for the year ended December 31, 1996.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

         The validity of the shares of Series A Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, Palo Alto, California. Fenwick & West LLP holds an option to purchase 25,000 shares of Series A Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.
------   ---------------------------------------------------------------------

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation further provides (i) for mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer of the Company, or a person who is a legal representative of such director or officer, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person, (ii) that the Registrant's obligation to indemnify any person who was or is serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity must be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, (iii) that the Registrant must advance to all indemnified parties the expenses (including attorneys' fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide Registrant an undertaking to repay such advances if indemnification is determined to be unavailable, (iv) that the rights conferred in the Certificate of Incorporation are not exclusive and (v) that Registrant may not retroactively amend the Certificate of Incorporation provisions relating to indemnity. Registrant has also entered into Indemnification Agreements with each of its directors and executive officers. Reference is also made to Article VIII of the Underwriting Agreement for the Registrant's initial public offering, effected pursuant to a Registration Statement on Form S-1, Registration No. 333-27323, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

     The indemnification provision in the Company's Certificate of Incorporation and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

     The Registrant, with approval by the Registrant's Board of Directors, has applied for, and expects to obtain, directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $20 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8. EXHIBITS.
------  --------

         4.01 Third Amended and Restated Certificate of Incorporation of Registrant filed August 14, 1996 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1, Registration No. 333-27323 originally filed with the Commission on May 16, 1997, as subsequently amended on June 20, 1997, July 8, 1997, July 10, 1997 and July 11, 1997 (the "Form S-1")).

         4.02 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

         4.03 Certificate of Designation of Series C Convertible Participating Preferred Stock of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

         4.04 Form of Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Registrant to be effective prior to the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit
                 3.04 of the Form S-1).

         4.05 Form of Second Amended and Restated Bylaws of Registrant to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

         4.06 Form of Fourth Amended and Restated Certificate of Incorporation of Registrant to be filed after the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

         4.07 Registrant's 1996 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

         4.08 Registrant's 1996 Incentive Stock Option Plan No. 2 (incorporated herein by reference to Exhibit 10.11 of the Form S-1).

         4.09 Registrant's 1997 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.12 of the Form S-1).

         4.10 Registrant's 1997 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.13 of the Form S-1).

         5.01    Opinion of Fenwick & West LLP.

        23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02    Consent of Ernst & Young LLP, Independent Auditors.

        24.01    Power of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS.
------   ------------

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas A. Jermoluk and Kenneth A. Goldman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 11th day of July, 1997.


                                 AT HOME CORPORATION

                                 By: /s/ THOMAS A. JERMOLUK
                                    -----------------------------------------
                                    Thomas A. Jermoluk, Chairman of the Board,
                                    President, and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                     Title                                  Date
           ---------                                     -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ THOMAS A. JERMOLUK                      Chairman of the Board, President, and             July 11, 1997
--------------------------------            Chief Executive Officer
Thomas A. Jermoluk

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ KENNETH A. GOLDMAN                      Senior Vice President and Chief                   July 11, 1997
--------------------------------            Financial Officer
Kenneth A. Goldman

ADDITIONAL DIRECTORS


/s/ WILLIAM R. HEARST III                   Vice Chairman of the Board of Directors           July 9 , 1997
--------------------------------
William R. Hearst III

/s/ JAMES L. BARKSDALE
--------------------------------            Director           July 9, 1997
James L. Barksdale


--------------------------------            Director           July __, 1997
Brendan R. Clouston

/s/ L. JOHN DOERR
--------------------------------            Director           July 9, 1997
L. John Doerr


---------------------------------           Director           July __, 1997
John C. Malone

/s/ BRUCE W. RAVENEL
---------------------------------           Director           July 11, 1997
Bruce W. Ravenel

/s/ BRIAN L. ROBERTS
---------------------------------           Director           July 11, 1997
Brian L. Roberts

/s/ EDWARD S. ROGERS
---------------------------------           Director           July 11, 1997
Edward S. Rogers

/s/ LARRY E. ROMRELL
---------------------------------           Director           July 11, 1997
Larry E. Romrell

/s/ DAVID M. WOODROW
---------------------------------           Director           July 9, 1997
David M. Woodrow

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.               Description
-----------               -----------
  4.01        Third Amended and Restated Certificate of Incorporation of
              Registrant filed August 14, 1996 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form
              S-1, Registration No. 333-27323 originally filed with the
              Commission on May 16, 1997, as subsequently amended on June 20,
              1997, July 8, 1997, July 10, 1997 and July 11, 1997 (the "Form
              S-1")).

  4.02 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

  4.03        Certificate of Designation of Series C Convertible Participating
              Preferred Stock of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

  4.04        Form of Certificate of Amendment of the Third Amended and Restated
              Certificate of Incorporation of Registrant to be effective prior to the closing of the Registrant's initial public offering
              (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

  4.05 Form of Second Amended and Restated Bylaws of Registrant to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

  4.06 Form of Fourth Amended and Restated Certificate of Incorporation of Registrant to be filed after the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

  4.07 Registrant's 1996 Incentive Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

  4.08 Registrant's 1996 Incentive Stock Option Plan No. 2 and related documents (incorporated herein by reference to Exhibit 10.11 of the Form S-1).

  4.09        Registrant's 1997 Equity Incentive Plan and related documents
              (incorporated herein by reference to Exhibit 10.12 of the Form S-1).

  4.10 Registrant's 1997 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.13 of the Form S-1).

  5.01        Opinion of Fenwick & West LLP.

 23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02        Consent of Ernst & Young LLP, Independent Auditors.

 24.01        Power of Attorney (see page 6).